                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                               ILINK TELECOM, INC.

--------------------------------------------------------------------------------

                        Pursuant to Section 78.390 of the
                 General Corporation Law of the State of Nevada

--------------------------------------------------------------------------------

         The undersigned President and Secretary of iLink Telecom, Inc. (the "Corporation"), a Nevada corporation, hereby certify as follows:

         FIRST: The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article I of the Articles of Incorporation of the Corporation so that, as amended, said Article shall read as follows:

                                   "ARTICLE I

           The name of this corporation is 9278 Communications, Inc."

         SECOND: The number of shares outstanding and entitled to vote on an amendment of the Articles of Incorporation is 19,659,629 shares of Common Stock. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

         IN WITNESS WHEREOF AND UNDER PENALTIES OF PERJURY, iLink Telecom, Inc. has caused this Certificate of Amendment of Articles of Incorporation to be signed by its President and Secretary this 21st day of December, 1999.


                               ILINK TELECOM, INC.


                               By:  AMAR BAHADOORSINGH
                                   ---------------------------------------------
                                    Amar Bahadoorsingh,
                                    President and Secretary

                                 ACKNOWLEDGMENT

PROVINCE OF BRITISH COLUMBIA                )
                                            )  ss.:
CITY OF VANCOUVER                           )


         On December 21st, 1999, before me, personally appeared Amar Bahadoorsingh, the President of iLink Telecom, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to on the attached Certificate of Amendment of Articles of Incorporation and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the Certificate of Amendment the entity upon behalf of which the person acted, executed the instrument.

         Witness my hand and official seal.

Signature   /s/ John W. Legg
          ___________________________________________


[NOTARY SEAL]


                                   WITNESSED AS TO EXECUTION ONLY
                                     NO ADVICE SOUGHT OR GIVEN

                                         JOHN WILLIAM LEGG
                                       Barrister and Solictor
                                   200 Burrard Street, Suite 1650
                                    Vancouver, British Columbia
                                           Canada V6C 3L6